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                                                                  EXHIBIT 10.3.2

                             OFFICE BUILDING LEASE

     THIS OFFICE BUILDING LEASE (this "Lease") is made and entered into as of the 9th day of December, 1994, between JONES PANORAMA PROPERTIES, INC., a Colorado corporation ("Landlord"), and JONES INTERCABLE, INC., a Colorado corporation ("Tenant").

                                    Recitals

     A. Landlord owns the real property located in Arapahoe County, Colorado and described on Exhibit A attached hereto and by this reference made part hereof (the "Land"), including the office building and related improvements constructed thereon (the "Building"). The Land and the Building shall include any and all future additions or expansions to the existing Land or Building in which Landlord may from time to time acquired an interest or develop for use in connection with the existing Land or Building.

     B. Tenant has leased and occupied space in the Building prior to Landlord's acquisition of the Building pursuant to a lease between Tenant and the prior owner of the Building (the "Traveler's Lease").

     C. The parties now wish to provide for the continued occupancy of space in the Building by Tenant.

                                     Lease

     NOW, THEREFORE, in consideration of the promises and agreements of the parties set forth herein, the sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant do hereby promise and agree as follows:

                               I. GRANT OF LEASE

     1.1 Lease. On and subject to the terms and conditions set forth in this Lease, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Leased Premises (as defined in Section 1.2 hereof).

     1.2 Leased Premises. As used herein, the term "Leased Premises" shall mean the space containing a total of 24,521 rentable square feet in the Building.

     1.3 Condition of Premises. Tenant shall accept the Leased Premises in their "AS IS" condition as of the Commencement Date. Tenant hereby releases Landlord and waives any and all claims against Landlord arising from or in any way
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related to any defect or other condition in, on, or about any part of the Leased
Premises or the Building. Tenant hereby acknowledges and agrees that the Leased Premises shall be delivered to Tenant without any representation or warranty from Landlord of any kind or nature whatsoever and without any obligation by Landlord to alter or improve the Leased Premises in any manner or respect.

     1.4 Quiet Enjoyment. Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Leased Premises during the Term of this Lease, subject to the terms and conditions set forth in this Lease.

                                    II. TERM

     2.1 Term. The term of this Lease (the "Term") shall commence as of December 1, 1994 (the "Commencement Date") and shall expire on November 30, 1999, unless terminated sooner pursuant to any term or provision set forth in this Lease.

     2.2 Early Termination Option. Provided that there is no uncured Event of Default by Tenant as of the date of the Termination Notice or as of the Termination Date (as hereinafter defined), Tenant shall have the option (the "Termination Option") to terminate this Lease prior to the expiration of the full Term. The Termination Option may be exercised by Tenant to provide for a termination of this Lease at any time after the second anniversary of the Commencement Date. The Termination Option shall be exercised by written notice (the "Termination Notice") given by Tenant to Landlord at least 180 days prior to the Termination Date. As used herein, the "Termination Date" shall mean the date specified by Tenant in the Termination Notice as the date for the termination of this Lease, which date shall be after the second anniversary of the Commencement Date and at least 180 days after the date of Landlord's receipt of the Termination Notice. If Tenant exercises the Termination Option in accordance with the terms set forth in this Section 2.2, then Tenant shall pay to Landlord, on or before the Termination Date, the sum of the following amounts:

       (A) All Rent due under this Lease through the Termination Date.

       (B) The amount representing the unrecovered cost to Landlord as of the Termination Date for the Improvement Allowance paid by Landlord to Tenant pursuant to Section 4.1 of this Lease based upon the full amortization of such amount over the initial five year Term of this Lease at an interest rate of 10% per annum.

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       (C) The amount representing the unrecovered cost to Landlord as of the
           Termination Date for any Offer Allowances paid by Landlord to Tenant with respect to any Offer Space taken by Tenant pursuant to Section
           13.1 of this Lease based upon, for each such amount, the full amortization of such amount from the date paid by Landlord through the balance of the initial five year Term of this Lease at an interest rate of 10% per annum.

     2.3 Option to Extend. Landlord hereby grants to Tenant the option (the "Extension Option") to extend the Term of this Lease for one additional five year renewal term (referred to herein as the "Extended Term").

          (A) Exercise of Option. The Extension Option may be exercised by Tenant only if, at the time the Extension Option is exercised and at the commencement of the Extended Term, there is no uncured Event of Default by Tenant under this Lease. The Extension Option shall be exercised by Tenant by written notice delivered to Landlord at least 180 days prior to the expiration of the initial Term of this Lease. If Tenant gives Landlord timely notice of exercise, such notice shall irrevocably extend the Term of this Lease for the Extended Term on the terms and conditions set forth in this Section 2.3. If for any reason Tenant fails to exercise the Extension Option in accordance with the terms set forth in this Section 2.3, Tenant shall be deemed irrevocably not to have exercised the Extension Option and Tenant shall have no further right hereunder to extend the Term of this Lease.

          (B) Terms. If the Extension Option is exercised by Tenant in accordance with the terms set forth in this Section 2.3, the terms of Tenant's lease of the Leased Premises for the Extended Term shall be as follows:

           (1) The Extended Term shall commence on December 1, 1999 and shall expire on November 30, 2004.

           (2) Tenant shall take and accept the Leased Premises in their AS IS condition with any improvements or alterations to the Leased Premises to be Tenant's responsibility and at Tenant's expense.

           (3) Base Rent for the Leased Premises shall be equal to the Base Rent payable as of the expiration of the initial Term and shall thereafter be calculated and

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               payable in accordance with the terms set forth in Article III of this Lease. The annual Index adjustments to the Base Rent provided for in Section 3.1 of this Lease shall continue in full force and effect for each year of the Extended Term.

           (4) All other terms and conditions set forth herein (except for the option to extend the Term as set forth in this Section 2.3) shall remain in full force and effect during the Extended Term. All references herein to the Term shall be deemed to refer to the Extended Term.

                                   III. RENT

     3.1 Base Rent. The "Base Rent" for the first year of the Term shall be equal to $294,252.00, which amount is determined at the rate of $12.00 multiplied by the number of rentable square feet contained in the Leased Premises as of the Commencement Date. Base Rent shall be payable in monthly installments of $24,521.00 each. For each subsequent year of the Term (and, if applicable, the Extended Term) (the "Subject Lease Year"), the Base Rent shall be the Base Rent for the year immediately prior to the Subject Lease Year (the "Prior Lease Year") or, if the Index (as defined below) for the Subject Lease Year (the "Subject Index") is greater than the Index for the Prior Lease Year (the "Prior Index"), the Base Rent shall be increased for the Subject Lease Year to equal the product of (i) the Base Rent for the Prior Lease Year multiplied by
(ii) a fraction, the numerator of which is the Subject Index and the denominator of which is the Prior Index. As used herein:

       (A) The "Index" shall mean the Consumer Price Index for All Items All Urban Consumers (CPI-U) (1982-84 = 100) for Denver, Colorado, as published by the United States Department of Labor's Bureau of Labor Statistics (the "Bureau"). Should the Bureau discontinue the publication of the above Index, or publish the same less frequently, or alter the same in some other manner, then Landlord shall, from time to time, adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices, which adoption shall be effective by notice to Tenant identifying such substitute Index or procedure.

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        (B) The "Prior Index" shall be the Index for the third month prior to the first calendar month of the Prior Lease Year.

        (C) The "Subject Index" shall be the Index for the third month prior to the first calendar month of the Subject Lease Year.

     3.2 Payment of Base Rent. The annual amount of Base Rent shall be payable in twelve equal installments, payable monthly, in advance, without notice, offset, deduction, or abatement, beginning on the Commencement Date and continuing thereafter on the first day of each subsequent month until the last month of the Term. If the Term ends on a day other than the last day of a calendar month, the installment of Base Rent payable on the first day of the last calendar month of the Term shall be equal to the prorated portion of the normal monthly installment of Base Rent.

     3.3 Additional Rent. Tenant shall pay to Landlord additional rent ("Additional Rent") in accordance with the following terms:

          (A) Definitions. As used in this Section 3.3, the following terms shall have the meanings indicated:

           (1) The "Pro Rata Share" shall mean that proportion which the rentable area of the Leased Premises bears to 60,727 square feet, which is the total rentable area of the Building. As of the Commencement Date, the rentable area of the Leased Premises is that number of square feet stated in Section 1.2 of this Lease. Any increase in the rentable area of the Leased Premises resulting from any exercise by Tenant of the Offer Option set forth in Section 13.1 of this Lease, or any other expansion, contraction, or relocation of any portion of the Leased Premises permitted by Landlord, and any change in the total rentable area of the Building resulting from any partial condemnation or casualty, or from presently-unplanned expansion of or addition to the Building, shall require a recalculation of the Pro Rata Share.

           (2) The "Operating Expenses" shall mean all costs and expenses of every kind and nature, other than expenditures required to be capitalized for federal income tax purposes, which are paid or incurred by

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               Landlord in operating, managing, equipping, protecting, insuring, heating, cooling, lighting, ventilating, repairing, replacing, renewing, cleaning and maintaining all rentable components and common areas of the Building and the Land, including appropriate reserves and including Taxes (as defined below). If Landlord makes any modifications to the Building or any part thereof to comply with any changes in any law, ordinance, code, rule, or other governmental regulation enacted, imposed, or passed after the initial construction of the Building, the Operating Expenses shall include the capitalized costs (amortized, together with interest at 15% per annum, over their depreciable life for federal income tax purposes) incurred by Landlord in making such modifications.

           (3) The "Taxes" shall mean all general and special ad valorem taxes and assessments (calculated on an accrual basis) levied upon or assessed against the Land, the Building, or any equipment, machinery, furnishings, and fixtures owned by Landlord and attached to or located within the Building. If the method of property taxation prevailing at the date of this Lease is changed so that taxes now levied or assessed on real or personal property are replaced partly or completely by a tax levied or assessed upon Landlord, as a capital levy or otherwise, or on or measured by rents received by Landlord from the Building, then such new or altered taxes attributable to the Building shall be deemed included within the definition of Taxes as used in this Section 3.3(A)(3).

           (4) The "Base Year" shall mean the 1994 calendar year.

           (5) The "Operating Expense Increase" shall mean, for any calendar year after the Base Year, the amount, if any, by which Operating Expenses for such year exceed Operating Expenses for the Base Year.

          (B) Payment of Additional Rent. As early as reasonably possible in each calendar year during the

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     Term of this Lease (and, if applicable, during the Extended Term), Landlord shall notify Tenant of Landlord's estimate (which may be revised from time to time) of the Operating Expense Increase, if any, which Landlord anticipates for or during such calendar year. Tenant shall pay to Landlord, with each monthly installment of Base Rent during such calendar year, 1/12 of the Pro Rata Share of the amount so estimated (as such estimate may be revised from time to time by Landlord).

          (C) Subsequent Adjustments. As soon as reasonably possible after the end of each calendar year, Landlord shall furnish Tenant a reasonably detailed statement of the Operating Expenses actually paid or incurred with respect to such calendar year, prepared by Landlord in accordance with sound accounting practices. If the Pro Rata Share of the Operating Expense Increase with respect to the calendar year covered by such statement exceeds the Additional Rent previously paid by Tenant pursuant to this
     Section 3.3, Tenant shall, within 5 days after receiving such statement, pay the deficiency to Landlord. If Landlord has received more than the Pro Rata Share, determined in accordance with such statement, the excess shall be applied first to reduce any items of Rent then payable by Tenant under the terms of this Lease, and the balance, if any, shall be returned to Tenant.

     3.4 Supplementary Amounts. Tenant shall also pay, from time to time, as provided in this Lease, all other amounts, liabilities, and obligations (the "Supplementary Amounts") which Tenant herein assumes or agrees to pay. As used in this Lease, the term "Rent" shall mean the sum of Base Rent, Additional Rent, and all Supplementary Amounts.

     3.5 Place for Payments. All items of Rent shall be paid by Tenant to Landlord at the address for Landlord set forth in Section 13.7 of this Lease or at such other address as Landlord may notify Tenant in writing.

                            IV. TENANT IMPROVEMENTS

     4.1 Improvement Allowance. Landlord shall provide to Tenant an allowance (the "Improvement Allowance") for the design and construction of real property improvements to be made by Tenant to the Leased Premises (the "Tenant Improvements"). The Improvement Allowance shall be equal to $294,252.00, which amount is determined at the rate of $12.00 multiplied by the number of rentable square feet contained in the Leased Premises as of the Commencement Date.

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     4.2 Construction of Improvements. Tenant shall coordinate all work related to the Tenant Improvements; provided that Tenant shall comply with any reasonable restrictions or procedures adopted by Landlord from time to time to protect the rights or concerns of other tenants in the Building or to protect the Landlord's interest in the Land and Building. Tenant shall prepare plans and specifications for the Tenant Improvements (the "Plans"). Tenant shall submit the Plans to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld. The Improvement Allowance shall be used by Tenant for refurbishing, renewing, and upgrading the condition and appearance of the Leased Premises in general and shall not be applied in a disproportionate manner to an specific portion or portions of the Leased Premises. The general contractor and all subcontractors shall be selected by Tenant and such selection shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. The status of Tenant's progress in completing the Tenant Improvements shall not affect in any way the Commencement Date or the Term of this Lease or give Tenant any right to any abatement of Rent.

     4.3 Payment of Improvement Allowance. Tenant shall submit to Landlord from time to time copies of invoices for costs and expenses incurred in connection with the completion of the Tenant Improvements, together with evidence of the payment of such invoices, progress payment statements, lien waivers, AIA documentation, and other information relating thereto reasonably requested by Landlord. Subject to Landlord's approval of such information, which approval shall not be unreasonably withheld, Landlord shall pay to Tenant from time to time the amount of such invoices as promptly as reasonably possible up to the total amount of the Improvement Allowance.

                             V. INSURANCE AND TAXES

     5.1 Liability Insurance. Tenant shall obtain, and keep in full force and effect during the Term of this Lease, and pay the premiums and costs of, broad-form general comprehensive liability insurance covering public liability with respect to the use and operation of the Leased Premises, with limits and in amounts, and with deductibles, retentions, and self-insurance provisions, as shall be approved by Landlord, which approval shall not be unreasonably withheld (the "Liability Insurance").

     5.2 Casualty Insurance. Tenant shall obtain, and keep in full force and effect during the Term of this Lease, and pay the premiums and costs of, fire and extended casualty insurance covering all of the improvements, trade fixtures, equipment, furnishings, and other personal property owned by Tenant and located at the Leased Premises, with limits and in amounts, and with deductibles, retentions, and self-insurance provisions, as shall be approved by Landlord, which approval shall not be unreasonably withheld (the "Casualty Insurance").

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     5.3 General Provisions Regarding Insurance. The Liability Insurance and the
Casualty Insurance coverages to be obtained by Tenant shall:

        (A) Be written on forms and with insurers of national stature.

        (B) Name Landlord and Tenant as insureds as their interests may appear.

        (C) Provide that the coverage shall not be canceled or altered except upon 30 days prior written notice to Landlord.

A certificate of insurance evidencing the Liability Insurance and the Casualty Insurance coverages shall be delivered to Landlord promptly after the Commencement Date, and the originals of each policy of Liability Insurance and Casualty Insurance shall be available and subject to inspection and copying by Landlord. The Liability Insurance and the Casualty Insurance to be obtained by Tenant hereunder may be under blanket coverage policies covering Tenant and any parent, subsidiary, or affiliated corporation of Tenant.

     5.4 Taxes and Assessments. Tenant shall pay all taxes, assessments, or other impositions, general or special, ordinary or extraordinary, of every kind or nature which may be levied, assessed, or imposed upon or with respect to all of Tenant's improvements, trade fixtures, equipment, furnishings, and other personal property at any time situated upon the Leased Premises.

                             VI. TENANT'S COVENANTS

     6.1 Use of Leased Premises. Tenant shall use and occupy the Leased Premises solely as general business offices for the business of Tenant as initially conducted in the Leased Premises, and not, without Landlord's prior written consent, any other activities or businesses.

     6.2 Maintenance and Repair. Except to the extent that Landlord is responsible therefor pursuant to the terms of Article VII of this Lease, Tenant shall, at Tenant's expense, maintain in good order, condition, and repair the Leased Premises and all improvements, trade fixtures, equipment, furnishings, and other personal property located therein.

     6.3 Nuisance. Tenant shall not cause or maintain any nuisance in or about the Leased Premises or the Building and shall keep the Leased Premises free of anything of a dangerous, noxious, or offensive nature or which could cause a fire or other hazard or which might otherwise impair the value of the same or constitute a waste.

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     6.4 Compliance With Laws. Tenant shall comply with all federal, state, and local laws, ordinances, orders, rules, codes, and regulations applicable to the use and occupancy of the Leased Premises.

     6.5 No Hazardous or Regulated Materials. Tenant shall not cause or permit the disposal, transportation, generation, storage, treatment, or use in or upon any portion of the Leased Premises, the Building, or the Land of any hazardous or environmentally regulated materials or substances and shall not bring onto, store, generate, treat, dispose of, or otherwise permit any hazardous or environmentally regulated materials or substances on any portion of the Leased Premises, the Building, or the Land, except for normal amounts of the same which are necessary and normally used for the regular and normal cleaning of the Leased Premises and the operation of normal copiers, fax machines, and similar business machines on the Leased Premises, in which case Tenant shall use all reasonable safeguards in dealing with such materials or substances. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, expense, damage, or liability (including, without limitation, reasonable attorneys' fees) resulting from any breach or violation by Tenant of the covenants set forth in this Section 6.5.

     6.6 Alterations by Tenant. Tenant shall not improve, change, alter, add to, remove, or demolish any portion of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall pay when due all amounts payable on account of any alterations made by Tenant or at the instance or request of Tenant. Any and all liens on any portion of the Land or Building resulting from any such alterations shall be removed by Tenant within 15 days after notice thereof is given to Tenant.

                          VII. OBLIGATIONS OF LANDLORD

     7.1 Services to the Leased Premises. Landlord shall, at Landlord's expense (subject to Tenant's obligation to pay Additional Rent pursuant to the terms of Section 3.3 hereof), provide the following services to the Leased Premises, subject to such temporary interruptions thereof as may be necessary for routine repair and maintenance or other interruptions which are caused by circumstances beyond the reasonable control of Landlord:

     (A) At all times, electric power to the Leased Premises sufficient for normal lighting and operation of normal business office equipment.

     (B) During normal business hours, heat, ventilation, and air-conditioning as

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        necessary for the comfortable use and occupancy of the Leased Premises.

    (C) Janitorial services five days per week as reasonably required to keep the Leased Premises in a clean condition, provided that Tenant shall leave the Leased Premises in a reasonably tidy condition at the end of each business day.

    (D) At all times, hot and cold running water, separate men's and women's washroom facilities, and sewer service.

    (E) At all times, access to and egress from the Leased Premises.

     7.2 Services to the Building. Landlord shall, at Landlord's expense (subject to Tenant's obligation to pay Additional Rent pursuant to Section 3.3 hereof), provide the following services to the Building, subject to such temporary interruptions thereof as may be necessary for routine repair and maintenance or other interruptions which are caused by circumstances beyond the reasonable control of Landlord:

    (A) Heat, ventilation, air-conditioning, electric power, domestic water, and janitorial services as and when necessary, as determined by Landlord in its reasonable discretion, in those areas of the Building from time to time designated by Landlord for use during normal business hours by Tenant in common with all other tenants and other occupants of the Building.

    (B) At all times, access to and egress from the Building.

     7.3 Maintenance. Landlord shall, at Landlord's expense (subject to Tenant's obligation to pay Additional Rent pursuant to Section 3.3 hereof), operate, maintain, repair, and replace the systems, facilities, and equipment in and about the Building, including, without limitation, all HVAC, plumbing, and electrical facilities serving the Building, the foundations, structures, and roof of the Building, and the furnishings and fixtures located in the common areas of the Building. Landlord hereby reserves the right to make any modifications, replacements, limitations, or other changes in and to the systems, facilities, and equipment serving the Leased Premises, the Building, or any of the common areas in or about the Building which, in Landlord's reasonable discretion, are necessary or desirable for the efficient or convenient management or operation of the Building.

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     7.4 Taxes and Insurance. During the Term of this Lease, subject to Tenant's obligation to pay Additional Rent pursuant to the terms of Section 3.3 hereof, Landlord shall pay all Taxes and all premiums for all policies of insurance maintained by Landlord with respect to its interest in the Land and Building.

     7.5 Additional Services. If from time to time requested by Tenant and to the extent that it is reasonably able to do so, Landlord shall provide to the Leased Premises services in addition to those set forth in Section 7.1 above. If any such services are provided to Tenant, Tenant shall, within 10 days after its receipt of an invoice therefor, pay to Landlord the charges for such services as determined from time to time by Landlord in its reasonable discretion.

     7.6 Disproportionate Use. If Landlord shall from time to time determine in its reasonable discretion that the use of any electric power or other service in the Leased Premises is disproportionate to the use of other tenants in the Building, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use. Tenant shall pay such charges to Landlord within 10 days after its receipt of an invoice therefor.

                             VIII. LANDLORD'S ENTRY

     8.1 Landlord's Right to Enter. Landlord shall have the right to enter upon the Leased Premises at any reasonable time during normal business hours and upon reasonable advance notice to Tenant (or at any other time with Tenant's prior approval) to examine, inspect, repair, maintain, or show the same to prospective lenders, tenants, investors, or buyers of the Land or the Building.

                                IX. CONDEMNATION

     9.1 Substantial Taking. If there is a Substantial Taking (as hereinafter defined) with respect to the Leased Premises, the Term of this Lease shall terminate on the date of the vesting of title pursuant to such Substantial Taking, and Landlord shall refund to Tenant any Rent then paid by Tenant which is attributable to the period subsequent to the termination of this Lease.

     9.2 Insubstantial Taking. If there is an Insubstantial Taking (as hereinafter defined) with respect to the Leased Premises, this Lease shall continue in full force and effect, Landlord shall cause the Leased Premises to be restored as near as reasonably possible to the original condition thereof, and there shall be an abatement of Rent proportionate to the extent of the Leased Premises so taken.

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     9.3 Awards. In connection with any such Taking, Landlord shall be entitled to receive and retain the entire award or consideration given for the affected lands, improvements, property, rights, and interests. Tenant shall not advance any claim against Landlord for the value of any of its property, rights, or interests which may be affected by any such Taking. Nothing herein shall prohibit Tenant from seeking and recovering on its own account from the condemning authority any award or compensation for any damages suffered or incurred by Tenant in connection with any such Taking.

     9.4 Definitions. For purposes of this Article IX, the following terms shall have the meanings indicated:

       (A) A "Taking" shall mean the taking of all or any portion of the Land, the Building, or the Leased Premises by any governmental body or agency through the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale or other transfer of all or part of the Land, the Building, of the Leased Premises under the threat of condemnation.

       (B) A "Substantial Taking" shall mean a Taking of so much of the Land, the Building, or the Leased Premises that the Leased Premises cannot thereafter be reasonably used by Tenant for carrying on the business theretofore conducted by Tenant on the Leased Premises.

       (C) An "Insubstantial Taking" shall mean a Taking such that the Leased Premises can thereafter continue to be used by Tenant for carrying on the business theretofore conducted by Tenant on the Leased Premises, without unreasonable interference.

                                  X. CASUALTY

     10.1 Damage or Destruction. In the event that all or a material portion of the Leased Premises are damaged or destroyed by fire or other casualty, both Landlord and Tenant shall have the right to terminate this Lease as of the date of such casualty upon written notice given to the other within 60 days after the occurrence of such casualty. If neither party terminates this Lease, or if any lesser damage or destruction occurs with respect to the Leased Premises, Landlord shall promptly restore the Leased Premises to a condition as near as reasonably possible to the condition which existed prior to such casualty, this Lease shall remain in full force and effect, and there shall be no abatement of Rent.

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                             XI. EVENTS OF DEFAULT

     11.1 Defaults by Tenant. An "Event of Default" by Tenant under this Lease shall exist if:

       (A) Tenant fails to pay, when due, any item of Rent payable by Tenant under the terms of this Lease and such failure continues uncured for a period of ten days after written notice thereof is given by Landlord to Tenant.

       (B) Tenant breaches or fails to comply with any agreement, term, covenant or condition in this Lease applicable to Tenant (except for the payment of Rent), and any such breach or failure continues uncured for a period of 30 days after written notice thereof is given by Landlord to Tenant.

       (C)   Tenant abandons the Leased Premises.

       (D) Tenant's interest under this Lease or in the Leased Premises shall be taken upon execution or by other process of law directed against Tenant or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within 15 days after levy thereof.

       (E) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise.

       (F) Tenant shall be dissolved or shall make an assignment for the benefit of creditors, or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Leased Premises or for all or substantially all of the property of Tenant and such proceeding shall not be dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

     11.2 Landlord's Remedies. Upon the occurrence of any Event of Default, Landlord shall have the right, at

Landlord's election, then or at any time thereafter, to exercise any one or more of the following remedies:

       (A) To make any payment or take any action Landlord may deem reasonably necessary or desirable to cure any such Event of Default in such manner and to such extent as Landlord may deem reasonably necessary or desirable, in which event Tenant shall pay to Landlord, within 10 days after demand, all advances, costs, and expenses of Landlord in connection with the making of any such payment or the taking of any such action, including, without limitation, reasonable attorneys' fees, together with interest thereon at the rate of 12% per annum from the date of payment of any such advances, costs, and expenses by Landlord.

       (B) To terminate this Lease, effective at such time as may be specified by written notice to Tenant and to recover possession of the Leased Premises from Tenant and to recover from Tenant all damages occasioned by such Event of Default.

       (C) To maintain Tenant's right to possession, in which case this Lease shall continue in effect, whether or not Tenant has vacated or abandoned the Leased Premises, and Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due hereunder.

       (D) To pursue any other remedy now or hereafter available to Landlord in law or in equity, including, without limitation, specific performance and injunctive relief.

Unpaid amounts due under this Lease shall bear interest at the rate of 12% per annum, and Landlord shall be entitled to all costs and expenses, including, without limitation, reasonable attorneys, fees, in the enforcement of its rights and remedies under this Lease.

                                 XII. SURRENDER

     12.1 Surrender Upon Lease Expiration. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Event of Default, Tenant shall surrender possession of the Leased

Premises to Landlord, or of so much thereof as to which this Lease may have been terminated, in the same condition as when Tenant first occupied the same, ordinary wear and tear excepted.

     12.2 Trade Fixtures. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove all trade fixtures, equipment, furnishings, and personal property owned by Tenant and located on or about the Leased Premises or the Building, whether or not attached or affixed thereto. Tenant shall, at Tenant's expense, promptly repair any damage to the Leased Premises or the Building caused by such removal. Any such items left by Tenant on or about the Leased Premises after such time shall conclusively be deemed to be abandoned by Tenant and may be kept or disposed of in any manner determined by Landlord.

     12.3 Improvements. Upon the expiration or earlier termination of this Lease, all improvements, including any alterations, additions, or modifications thereto, made to the Leased Premises shall remain with the Leased Premises and shall become the property of Landlord, to do with as it chooses in its sole and absolute discretion, whether or not such improvements were originally paid for by Landlord or Tenant.

     12.4 Holdover. If Tenant continues to hold possession of the Leased Premises after the expiration of the Term of this Lease with the consent of Landlord, Tenant shall become a tenant from month-to-month upon the terms herein specified, at a monthly rental equal to one-twelfth (1/12) of the annual Base Rent in effect immediately before the end of the Term, payable in advance on the first day of each month and otherwise subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, and shall continue to be such tenant until such tenancy shall be terminated by either Landlord or Tenant on written notice given at least 10 days prior to the end of any calendar month.

                              XIII. MISCELLANEOUS

     13.1 Right of First Offer.

          (A) Offer Space. So long as there is no uncured Event of Default by Tenant under this Lease, Landlord shall from time to time give Tenant the option (the "Offer Option") to lease additional space in the Building by giving written notice of the availability of any such space (the "Offer Space") as and when any such Offer Space becomes available to Landlord for leasing. Offer Space shall be deemed to become available for leasing when any lease existing on the date of this Lease expires or terminates and any prior rights existing on the date of this Lease to lease any such Offer Space expire or terminate.

          (B) Notice of Availability. As to any Offer Space which becomes available during the Term of this Lease, Landlord shall give Tenant notice thereof (the "Offer Notice"), specifying the following:

             (1) The size and location of the Offer Space.

             (2) The date that the Offer Space is expected to be available for occupancy.

          (C) Exercise of Offer Option. Tenant shall have 30 days after receiving any Offer Notice to exercise the Offer Option as to the Offer Space identified in the Offer Notice. If Tenant gives notice to Landlord exercising the offer Option within such period, the Offer Space shall be added to the Leased Premises under this Lease on the terms provided herein. If Tenant fails to give notice to Landlord exercising the Offer option within such period, Tenant shall have relinquished its Offer Option as to such Offer Space, and Landlord shall be free to lease the Offer Space to another tenant.

          (D) Effect of Exercise. If Tenant exercises the Offer Option as to any Offer Space:

           (1) Such Offer Space shall be added to and become part of the Leased Premises as of the fifteenth (15th) day after Tenant gives notice of such exercise, or, if later, the date on which such Offer Space has been vacated by the prior occupant.

           (2) The Basic Rent for the Offer Space shall be calculated and determined in the same manner as the Basic Rent for the other portions of the Leased Premises than leased by Tenant hereunder, and, therefore, the Basic Rent shall thereafter be increased to reflect the increase in the square footage of the Leased Premises resulting from the addition of the Offer Space to the Leased Premises. All other terms and conditions of this Lease shall apply to such Offer Space and the term Leased Premises shall thereafter mean the Leased Premises as modified by the addition of such Offer Space.

           (3) Tenant shall accept delivery of such Offer Space in its then current condition, AS IS, and Landlord shall have no obligation to improve such Offer Space; provided that, for each portion of the Offer Space taken by Tenant, Landlord shall provide to Tenant an improvement allowance (the "Offer Allowance") for the design and construction of real property improvements to be made by Tenant to such Offer Space. Each Offer Allowance shall be in an amount equal to the product of $.20 multiplied by the number of rentable square feet contained in the Offer Space then taken by Tenant, which product shall then be multiplied by the number of calendar months then remaining in the initial Term of this Lease, or, if the Extension Option has then been exercised by Tenant, the number of calendar months remaining in the Extended Term (not to exceed a total of 60 months). Tenant's construction of all such improvements shall be conducted in accordance with the terms set forth in Section 4.2 of this Lease.

           (4) The term of Tenant's lease of the Offer Space shall be coterminous with the Term of this Lease, including any extension thereof.

     13.2 Subordination. This Lease, at Landlord's option, shall be subject and subordinate to any ground lease, mortgage, or deed of trust, now or hereafter placed upon the Land and/or the Building or any part thereof and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof. The provisions of this
Section 13.1 shall be operative without any further writing, but Tenant shall, upon request, execute any instrument requested by Landlord to confirm the subordination provided for herein. Notwithstanding the foregoing, in the event that the Leased Premises are transferred to any person or entity by reason of foreclosure or other enforcement of any such ground lease, mortgage, or deed of trust, this Lease and Tenant's rights hereunder shall continue undisturbed so long as no Event of Default exists.

     13.3 Assignment. Tenant shall not make or permit any Transfer (as hereinafter defined) without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided that Tenant shall have the right, without obtaining Landlord's consent, to make or permit any Transfer to any entity controlling, controlled by, or under common control with Tenant. As used herein, a "Transfer" shall mean an assignment of this Lease, a sublease of all or any part of the Leased Premises, or any assignment, sublease, transfer, mortgage, pledge, or encumbrance of all or any part of Tenant's interest under this Lease or in the Leased Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Leased Premises by anyone other than Tenant and Tenant's officers, agents, or employees.

     13.4 Relationship of Landlord and Tenant. Nothing in this Lease shall be construed as creating the relationship of principal and agent or of partnership or of joint venture, it being the intent of the parties to this Lease to create solely the relationship of landlord and tenant.

     13.5 Survival. Any and all obligations of Landlord and Tenant hereunder which are not fully performed or satisfied by or through the expiration or termination of the Term of this Lease shall survive such expiration or termination And continue in full force and effect.

     13.6 No Implied Surrender of Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant, or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Event of Default, shall constitute a waiver of any such term, covenant, or agreement or a waiver of any such right or remedy or a waiver of any such Event of Default. No act or thing done by Landlord, or any of its agents or employees, during the Term of this Lease shall be deemed a termination of this Lease or an acceptance of a surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of the Leased Premises shall be valid, unless in writing signed by Landlord. The delivery of keys to the Leased Premises or the Building to any of Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Leased Premises.

     13.7 Notices. All notices or demand required or permitted to be given under this Lease shall be in writing and shall be deemed properly given and received when actually given and received, if delivered by hand, sent by commercial overnight courier, sent by registered or certified United States mail, postage prepaid, return receipt requested, or sent by successful facsimile transmission, addressed to the party to receive such notice at the following address or at such other address as either party may notify the other party in writing:

        If to Landlord:

        Jones Panorama Properties, Inc.
        9697 East Mineral Avenue
        Englewood, Colorado 80112
        Attention: Mr. Timothy J. Burke
        Facsimile: (303) 799-1644
        Telephone: (303) 792-3111

        With a copy to:

        Jones Panorama Properties, Inc.
        9697 East Mineral Avenue
        Englewood, Colorado 80112
        Attention: General Counsel
        Facsimile: (303) 799-1644
        Telephone: (303) 792-3111

        If to Tenant:

        Jones Intercable, Inc.
        9697 East Mineral Avenue
        Englewood, Colorado 80112
        Attention: President
        Facsimile: (303) 799-1644
        Telephone: (303) 792-3111

        With a copy to:

        Jones Intercable, Inc.
        9697 East Mineral Avenue
        Englewood, Colorado 80112
        Attention: General Counsel
        Facsimile: (303) 799-1644
        Telephone: (303)792-3111

     13.8 Survival of Provisions. Notwithstanding the expiration or earlier termination of this Lease, the same shall continue in full force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to such expiration or termination.

     13.9 Binding Effect. This Lease shall extend to and be binding upon the successors and permitted assigns of the parties hereto.

     13.10 Entire Agreement. This Lease constitutes the final and complete expression of the parties' agreements with respect to the subject matter hereof, and each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein.

     13.11 No Oral Modification or Amendment. No amendment or modification of this Lease and no approvals, consents, or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party or parties to be bound thereby.

     13.12 Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

     13.13 Time of the Essence. Time is of the essence of each and every obligation to be performed under this Lease.

     13.14 Applicable Law. This Lease shall be interpreted and enforced in accordance with the laws of the State of Colorado.

     13.15 Termination of Traveler's Lease. Landlord and Tenant each hereby acknowledge and agree that, upon the full execution of this Lease, the Traveler's Lease shall terminate.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

                                            LANDLORD:

                                            JONES PANORAMA PROPERTIES, INC.,
                                            a Colorado corporation

                                            By: /s/ Timothy J. Burke
                                            Its: Vice President

                                            TENANT:

                                            JONES INTERCABLE, INC., a Colorado
                                            corporation

                                            By: /s/ Elizabeth Steele
                                            Its: Vice President

                                   EXHIBIT A
                                       to
                                     LEASE

                     [Legal Description of Leased Premises]

Lot 4,
PANORAMA OFFICE PARK,

County of Arapahoe,
State of Colorado,

                                       A-1